CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia ETF Trust I of our reports dated May 26, 2026, relating to the financial statements and financial highlights of the funds indicated in Appendix A, which appear in Columbia ETF Trust I’s Certified Shareholder Report on Form N-CSR for the year ended March 31, 2026. We also consent to the references to us under the headings “Financial Highlights”, “Primary Service Provider Contracts” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

July 23, 2026

Appendix A

Fund Name

Columbia Short Duration High Yield ETF

Columbia U.S. High Yield ETF

Columbia Research Enhanced International Equity ETF

Columbia Research Enhanced Small Cap ETF

Columbia Research Enhanced Mid Cap ETF

Columbia Corporate Bond ETF

Columbia Core Plus Bond ETF

Columbia AAA CLO ETF

Columbia Core Bond ETF

Columbia Large Cap Growth ETF